Exhibit 10.2

FLOATING RATE NOTE DUE 2014

U.S. $744,246,256	New York
February 17, 2009

The undersigned, MEAD JOHNSON & COMPANY, a Delaware corporation (such corporation, together with its successors and assigns, herein called the “Company”), hereby promises to pay to the order of E.R. SQUIBB & SONS, L.L.C., a Delaware limited liability company (such company, together with its successors and assigns, the “Payee”) the outstanding part of the principal amount set forth above on February 17, 2014 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate per annum equal to the LIBO Rate (as defined in the Terms referred to below) plus 3.00% from the date hereof, payable quarterly, on each Payment Date (as defined in the Terms referred to below), until the principal amount hereof shall have been paid in full and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Terms referred to below) on any overdue amount of principal of or interest on this floating rate note due 2014 (the “Note”), payable on demand.

The Note is subject to the terms set forth in Exhibit A hereto (the “Terms”), including Article I thereof, which sets forth certain defined terms used in the Note, all of which are considered a part of the Note.

1. Interest.

As provided in the Terms, interest shall accrue on the outstanding principal amount of the Note from and including the first day of an Interest Period to but excluding the earlier of the last day of such Interest Period and the day on which the Note is repaid or prepaid in full.

2. Method of Payment.

The Company will pay principal of and interest on the Note by means of wire transfer of immediately available funds to the account of the Payee, as set forth in the Terms. The Company will pay principal and interest in Dollars.

3. Ranking.

The obligations under the Note will be senior unsecured obligations of the Company and will rank pari passu with all existing and future unsubordinated indebtedness of the Company.

4. Amortization.

On June 1, 2010 and on each Payment Date thereafter until the last such day to occur prior to the Maturity Date, the Company shall pay to the Payee $18,750,000 as repayment of principal amount of the Note outstanding on such Payment Date.

5. Optional Prepayment.

As set forth in the Terms, the Company shall have the right, at its option, at any time and from time to time to prepay the Note, in whole or in part, at face value of the outstanding principal amount and all interest accrued on the principal amount being prepaid to the date of payment.

6. Notice of Prepayment.

The Payee shall be given prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) at least five Business Days before the optional prepayment, as contemplated in the Terms.

7. Guarantee.

The payment by the Company of the principal of and interest on the Note is fully and unconditionally guaranteed on a joint and several basis by Holdings as provided in, and subject to, the Terms.

8. Covenants.

Holdings and the Company agree to comply with the covenants as set forth in the Terms, so long as any amount of principal of or interest on the Note or any expenses or other amounts payable under the Note shall be unpaid.

9. Defaults and Remedies

If an Event of Default as set forth in the Terms occurs and is continuing, the Payee may declare all or any part of the outstanding principal amount of the Note to be due and payable immediately in the manner, at the price and with the effect provided in the Terms. Certain events of bankruptcy or insolvency are Events of Default that will result in the Note being due and payable immediately upon the occurrence of such Events of Default.

10. Transferability of the Note

The Payee may transfer all or a portion of its interests, rights and obligations under the Note (including the principal amount of and interest on the Note at the time owing to it) without consent of the Company only to an Affiliate of the Payee. A transferee of the Note (or a portion of the Note) shall be a party hereto and, to the extent of the interest transferred, have the rights and obligations of the Payee under the Note.

Upon surrender of the Note at the principal executive office of the Company for transfer or exchange, the Company shall execute and deliver one or more new notes in exchange therefor, payable to such Person as the Payee may request, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new note shall be substantially in the form of the Note. Each such new note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.

2

11. Amendments; Successors and Assigns

Neither the Note nor any term hereof may be amended or waived orally or in writing, except that any term of the Note may be amended and the observance of any term of the Note may be waived with the written consent of the Company and the Payee. The provisions of the Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Payee and its successors and assigns. The Company’s successors and assigns shall include a receiver, trustee or debtor-in-possession of or for the Company.

12. No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Note or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting the Note, the Payee waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Note.

13. Waiver of Certain Defenses by the Company

The Company’s obligations under the Note are absolute and unconditional and shall not be subject to any defense, setoff or counterclaim that may at any time be available to or be asserted by the Company. The Company hereby waives, and agrees not to assert, any right to offset or interpose as a defense or counterclaim any claim against the Payee against its obligations under the Note. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Company.

14. GOVERNING LAW

THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

15. Jurisdiction

The Company and Holdings hereby submit to the exclusive personal jurisdiction of the courts of the State of New York and the federal courts of the United States sitting in New York County, and any appellate court from any such state or federal court.

16. WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE NOTE OR THE TRANSACTIONS

3

CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO EXECUTE THE NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

17. Severability

Any provision of the Note held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall use their best efforts to replace the provision held invalid, illegal or unenforceable with a provision that the parties reasonably believe to be valid, legal and enforceable and which has a substantially identical economic and legal effect as the provision that was held to be invalid, illegal or unenforceable.

[Signature page follows]

4

IN WITNESS WHEREOF, the parties hereto have caused the Note to be duly executed.

MEAD JOHNSON & COMPANY,

By:	/s/ Kevin Wilson
Name:	Kevin Wilson
Title:	Vice President and Treasurer

MEAD JOHNSON NUTRITION COMPANY,

By:	/s/ Kevin Wilson
Name:	Kevin Wilson
Title:	Vice President and Treasurer

(Note due 2014)

Acknowledged and agreed by:

E.R. SQUIBB & SONS, L.L.C.,

By:	/s/ Jeffrey Galik
Name:	Jeffrey Galik
Title:	Treasurer

(Note due 2014)

Exhibit A

The Company, the Payee and Holdings agree that the following Terms shall apply to the Note. Any reference to the Note shall also constitute a reference to these Terms.

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in the Note, the following terms have the meanings specified below:

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly, Controls or is Controlled by or is under common Control with the Person specified.

“BMS” shall mean Bristol-Myers Squibb Company, a Delaware corporation.

“Business Day” shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of the Note, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Change in Control” shall mean the occurrence of any one of the following: (a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Holdings or one of its Subsidiaries; (b) the consummation of any transaction (including any merger, consolidation, spin-off, split-off, or primary or secondary sale of stock) the result of which is that the Principal Shareholder ceases to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Holdings, measured by voting power rather than number of shares; (c) the first day on which the majority of the members of the board of directors of Holdings cease to be Continuing Directors; or (d) Holdings ceasing to own, directly or indirectly, beneficially or of record, 100% of the Capital Stock in the Company.

“China Services Agreement” shall mean the China Services Agreement dated February 10, 2009, by and among BMS and Holdings.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Company” shall have the meaning given to such term in the first paragraph of the Note.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Debt (including the Note), (c) depreciation and amortization expense, (d) costs, expenses and charges related to the IPO and the separation of Mead Johnson Nutritionals, a division of the Principal Shareholder, from the Principal Shareholder not to exceed $31,000,000 in 2009, $22,000,000 in 2010 and $5,000,000 in 2011, (e) amortization of intangibles (including goodwill) and organization costs and (f) any extraordinary, unusual or non-recurring non-cash expenses or losses or other non-cash charges (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business) which Holdings reasonably believes will not result in a cash charge or payment, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income and (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and any other non-cash income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, (A) if at any time during such Reference Period Holdings or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (B) if during such Reference Period Holdings or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (1) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (2) involves the payment of consideration by Holdings and its Subsidiaries in excess of $25,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to Holdings or any of its Subsidiaries in excess of $25,000,000. Notwithstanding the forgoing, Consolidated EBITDA shall be deemed to be (y) $200,500,000 for the fiscal quarter ended on or about June 30, 2008 and (z) $185,400,000 for the fiscal quarter ended on or about September 30, 2008. Consolidated EBITDA for the fiscal quarter ending on or about January 1, 2009 and for the portion of the fiscal quarter ending on or about March 31, 2009 prior to the date of the Note shall be determined based on the financial results of the Mead Johnson Nutritionals, a division of BMS, for such periods.

“Consolidated Interest Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” shall mean, for any period, total interest expense of Holdings and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, Consolidated Interest Expense shall be deemed to be (i) $26,000,000 for the fiscal quarter ended on or about June 30, 2008, (ii) $26,000,000 for the fiscal quarter ended on or about September 30, 2008, (iii) $26,000,000 for the fiscal quarter ended on or about December 31, 2008, and (iv) the pro rata portion of $26,000,000 for the fiscal quarter beginning on or about January 1, 2009 until the date of the Note.

“Consolidated Leverage Ratio” shall mean, as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded, without duplication, (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Holdings) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than the Intercompany Notes or Revolving Credit Facility) applicable to such Subsidiary.

“Consolidated Total Debt” shall mean, at any date, the aggregate amount of all indebtedness of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, plus, without duplication, the aggregate amount of Guarantees by Holdings and its Subsidiaries of obligations of other Persons (other than Holdings and its Subsidiaries) that would be treated as indebtedness of such Persons determined on a consolidated basis in accordance with GAAP.

“Continuing Director” shall mean, as of any date of determination, any member of the board of directors of Holdings who: (a) was a member of such board of directors on the date of the Note; or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlling” and “Controlled” shall have correlative meanings.

“Debt” of any Person shall mean (i) all obligations represented by notes, bonds, debentures or similar evidences of indebtedness; (ii) all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms; (iii) all rental obligations as lessee under leases which shall have been or should be recorded as Capital Lease Obligations; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (v) all obligations, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements; (vi) the liquidation value of all preferred Capital Stock of such Person which is redeemable at the option of the holder thereof or which may become (by scheduled or mandatory redemption) due within one year of the final Maturity Date; (vii) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (i) through (vi) above, (viii) all obligations of the kind referred to in clauses (i) through (vii) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by the applicable Person, whether or not such Person has assumed or become liable for the payment of such obligation; and (ix) for the purposes of paragraph (e) of Article V only, all obligations in respect of Hedge Agreements. The Debt of any Person shall include Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefore as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt expressly provide that such Person is not liable therefor.

“Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” shall have the meaning given to such term in Section 2.01(c).

“Disposition” shall mean, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars” or “$” shall mean lawful money of the United States of America.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Holdings, is treated as a single employer under Section 414 of the Code.

“ERISA Termination Event” shall mean (i) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder (other than a “Reportable Event” not subject to the provision for 30-day notice to the PBGC under such regulations), (ii) the withdrawal of Holdings or any of its ERISA Affiliates from a “single employer” Plan during a plan year in which it was a “substantial employer”, both of such terms as defined in Section 4001(a) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC, (v) any other event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vi) the partial or complete withdrawal of Holdings or any ERISA Affiliate of Holdings from a Multiemployer Plan as defined in Section 4001(a)(3) of ERISA.

“Event of Default” shall have the meaning given to such term in Article V.

“Exchange Act” shall mean Securities Exchange Act of 1934, as amended.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Governmental Authority” shall mean the government of any nation, including the United States of America, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hedge Agreements” shall mean all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Holdings” shall mean Mead Johnson Nutrition Company, a Delaware corporation.

“Intercompany Notes” shall mean, collectively, (i) the Note, (ii) the $500,000,000 amended and restated fixed rate note due 2016 between the Payee and the Company, (iii) the $500,000,000 amended and restated fixed rate note due 2019 between the Payee and the Company, and (iv) the note with aggregate principal amount of Venezuelan Bolivar equivalent of $5,753,744 issued by Mead Johnson Nutrition Venezuela, S.C.A., a Venezuelan Subsidiary of Holdings, and payable to Bristol-Myers de Venezuela, S.C.A., a Venezuelan subsidiary of the Principal Shareholder.

“Interest Period” shall mean the period commencing on the date of the Note or on the last day of the immediately preceding Interest Period applicable to the Note, as the case may be, and ending on the earliest of (a) the next succeeding March 1, June 1, September 1 or December 1 and (b) the Maturity Date; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day; and (ii) the first Interest Period after the date of the Note will end on June 1, 2009.

“IPO” shall mean the initial public offering of Class A common stock of Holdings described in the Form S-1 filed on December 18, 2008 (No. 333-156298), by Holdings with the SEC with respect to such initial public offering, as amended from time to time.

“LIBO Rate” shall mean (a) with respect to any Interest Period, the British Bankers Association Interest Settlement Rate appearing on the appropriate Telerate screen with respect to deposits in Dollars (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Payee from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars, as applicable, in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars with a maturity comparable to such Interest Period. In the event that any such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Payee or, in the absence of such availability, by reference to the rate at which JPMorgan Chase Bank, N.A. (or the principal London office of any Affiliate thereof) is offered deposits in Dollars at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein.

“Lien” shall mean any mortgage, lien, pledge, encumbrance, charge or security interest.

“Material Adverse Effect” shall mean a material adverse effect on the business, operations, properties or financial condition of Holdings and its consolidated Subsidiaries, taken as a whole.

“Maturity Date” shall mean February 17, 2014.

“Note” shall have the meaning given to such term in the first paragraph hereof.

“Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Note, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) of all other monetary obligations under the Note, including obligations to pay fees, indemnification obligations and other obligations, whether primary, secondary, direct, contingent, fixed or otherwise, of the Company to the Payee (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company or any Subsidiary under or pursuant to the Note (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Payee” shall have the meaning given to such term in the first paragraph of the Note.

“Payment Date” shall mean, with respect to the Note, the last day of each Interest Period applicable to the Note.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Debt” shall mean (i) Debt of any Subsidiary (including the Company) to Holdings or the Company, (ii) Guarantees by any Subsidiary (including the Company) of Debt of Holdings or the Company and Guarantees by the Company of any

Debt of any Subsidiary, (iii) Debt arising under the Revolving Credit Facility and its Permitted Refinancing (including any Guarantees thereof), (iv) Debt owed to the Principal Shareholder, including the Intercompany Notes and their Permitted Refinancing, and (v) unsecured trade accounts payable and other unsecured current Debt incurred in the ordinary course of business and not more than 120 days past due (but excluding from such unsecured current Debt, any Debt for borrowed money).

“Permitted Refinancing” of any Debt shall mean direct or indirect repayment or refinancing of such Debt or its Permitted Refinancing with any other Debt (or proceeds thereof) that (a) is unsecured (except as permitted by Sections 4.02(p) or 4.02(q)), (b) is issued only by the Company (or, as permitted below, by Holdings) and, if guaranteed, is guaranteed only by Persons that are guarantors of the Note (it being understood that each Subsidiary that guarantees Permitted Refinancing shall become a guarantor of the Note), (c) does not require scheduled principal payments in amounts or at times greater than or earlier than scheduled principal payments of the Debt subject to repayment or refinancing as scheduled on the date hereof, and (d) contains covenants and events of default taken as a whole that are not more disadvantageous to the Payee than those of the Debt subject to repayment or refinancing as in effect on the date hereof. Notwithstanding the foregoing, Permitted Refinancing may be issued by Holdings and guaranteed by the Company or one or more Subsidiaries, if it otherwise complies with foregoing clauses (a) through (d).

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan as defined in Section 4001(a)(3) of ERISA), subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained for current or former employees, or any beneficiary thereof, of Holdings or any ERISA Affiliate.

“Principal Shareholder” shall mean Bristol-Myers Squibb Company, a Delaware corporation, and its Affiliates.

“Quarterly Amortization Payment” shall have the meaning given to such term in Section 2.02(a).

“Restricted Payment” shall have the meaning given to such term in Section 4.10.

“Revolving Credit Facility” shall mean the $410,000,000 Three Year Revolving Credit Facility Agreement dated as of February 17, 2009, among Holdings, the Company, the borrowing subsidiaries thereto, the lenders thereto, Bank of America, N.A., Credit Suisse and Morgan Stanley Bank, as Co-Documentation Agents, Bank of Tokyo-Mitsubishi UFJ Trust Company, Royal bank of Canada and UBS Loan Finance LLC, as Senior Managing Agents, Citibank, N.A., as Syndication Agent and JPMorgan Chase Bank, N.A., a national banking association, as Administrative Agent.

“Sale and Leaseback Transaction” shall mean any arrangement with any Person pursuant to which Holdings or any Subsidiary leases any property that has been or is to be sold or transferred by Holdings or the Subsidiary to such Person.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Separation Agreements” shall mean (i) the China Services Agreement, (ii) the Separation Agreement, dated as of January 31, 2009, among BMS, Holdings and MJN Restructuring Holdco, Inc., a Delaware corporation, (iii) the Transitional Services Agreement, dated as of January 31, 2009, between BMS and Holdings, and (iv) the Tax Matters Agreement, dated as of January 31, 2009, between BMS and MJN Restructuring Holdco, Inc.

“subsidiary” shall mean, with respect to any Person (the “parent”) at any date, (i) for purposes of Sections 4.03 and 4.06 only, any Person the majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the parent or one or more subsidiaries of the parent of such Person and (ii) for all other purposes under the Note, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

“Subsidiary” shall mean a subsidiary of Holdings.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority and all liabilities with respect thereto.

“Terms” shall have the meaning given to such term in the Note.

“Value” shall mean, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the market interest rate for the Debt of the Company (as determined in good faith by the board of directors of the Company).

“Voting Stock” shall mean, as applied to the stock of any corporation, stock of any class or classes (however designated) having by the terms thereof ordinary voting power to elect a majority of the members of the board of directors (or other governing body) of such corporation other than stock having such power only by reason of the happening of a contingency.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the equity are, at the time any determination is being made, owned by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (and, in case of the Payee, its successors, assigns and transferees of the Note), (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to the Note (including the Terms) in its entirety and not to any particular provision hereof, (d) all references in the Terms to Articles, Sections, Paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections and Paragraphs of, and Exhibits and Schedules to, the Terms and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Payee that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Payee requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision shall have been amended in accordance herewith.

ARTICLE II

Payments Under the Note

SECTION 2.01. Interest. (a) Subject to the provisions of paragraph (b) below, the Note shall bear interest on the outstanding principal amount at the rate per annum equal to the LIBO Rate plus 3.00%, payable on the Payment Dates, except as otherwise provided herein. All interest hereunder shall be computed on the basis of a year of 360 days.

(b) Interest shall accrue from and including the first day of an Interest Period to but excluding the earlier of the last day of such Interest Period and the day on which the Note is repaid or prepaid in full.

(c) Notwithstanding the foregoing, if any principal of or interest on the Note or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% per annum plus the rate otherwise applicable to the Note (the “Default Rate”).

(d) Accrued interest on the outstanding principal amount of the Note shall be payable in arrears on each Payment Date and upon repayment or prepayment of the principal amount of the Note in full; provided that (i) interest accrued pursuant to Section 2.01(c) shall be payable on demand, and (ii) in the event of any repayment or prepayment of any part of the outstanding principal amount of the Note, accrued interest on such principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

SECTION 2.02. Amortization. (a) The Company shall pay to the Payee, on each Payment Date, beginning from and including June 1, 2010 and ending with the last such day to occur prior to the Maturity Date, in an amount for each such date of $18,750,000 of the principal amount of the Note outstanding on the Payment Date (the “Quarterly Amortization Payment”).

(b) Any optional prepayment made pursuant to Section 2.03 below shall be applied to reduce the subsequent Quarterly Amortization Payments in direct order of maturity.

SECTION 2.03. Optional Prepayment of the principal amount of the Note. (a) The Company shall have the right at any time and from time to time, at its option, to prepay, in whole or in part, the outstanding principal amount of the Note and the amount of all interest accrued on the principal amount being prepaid to the date of payment, upon at least five Business Days’ prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Payee before 12:00 (noon), New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000.

(b) Each notice of prepayment shall specify the prepayment date and the principal amount of the Note (or portion of the Note) to be prepaid, shall be irrevocable and shall commit the Company to prepay the Note by the amount stated herein on the date stated herein. All prepayments under this Section 2.03 shall be without premium or penalty. All prepayments under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

SECTION 2.04. Repayment of the principal amount of the Note. (a) The Company shall pay to the Payee, on the Maturity Date, the outstanding principal amount of the Note, together with accrued and unpaid interest on such principal amount to but excluding the date of such payment.

(b) Any prepayment, voluntary or mandatory, retirement or amortization of the principal amount of the Note by the Company shall reduce the outstanding principal amount of the Note. No interest shall accrue on the principal amount that has been repaid (prepaid) from and including the day of the repayment (prepayment).

SECTION 2.05. Maintenance of Accounts. (a) The Payee shall, and is hereby authorized by the Company to, endorse on the schedule attached to the Note delivered to the Payee (or on a continuation of such schedule attached to the Note and made a part hereof), or otherwise to record in the Payee’s internal records, an appropriate notation evidencing the date and amount of the Note, each payment and prepayment of principal of the Note, each payment of interest on the Note and the other information provided for on such schedule; provided, however, that the failure of the Payee to make such a notation or any error therein shall not in any manner affect the obligation of the Company to repay the Note in accordance with the terms hereof.

(b) The entries made in the accounts maintained pursuant to paragraph (a) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of the Payee to maintain such accounts or any error therein shall not in any manner affect the obligations of the Company to repay the Note in accordance with its terms.

SECTION 2.06. Payments. (a) The Company shall make each payment (including principal of or interest on the Note and other amounts) under the Note not later than 12:00 (noon), New York City time, on the date when due in immediately available funds in Dollars, without setoff, defense or counterclaim. Each payment of principal of or interest on the Note shall be made to the Payee of the Note by means of wire transfer for the account of the Payee to account number 777168345, Credit Name: ER & Squibb & Sons, LLC, ABA 021000021 at JPMorgan Chase Bank, N.A. (or to such other account as shall have been specified by a holder of the Note in one or more notices delivered to the Company).

(b) Anything herein to the contrary notwithstanding, any payment of principal of or interest on the Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day (it being understood that such excluded interest shall be payable on the next following Payment Date); provided that if the Maturity Date of the Note or other date, when all the outstanding principal amount of the Note is repaid in full, is a date other than a Business Day, then and in such event, such payment shall be made on the next succeeding Business Day, but shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

ARTICLE III

Affirmative Covenants

Holdings and the Company covenant and agree with the Payee that so long as the Note shall remain in effect or the principal of or interest on the Note or any fees or any other amounts payable hereunder shall be unpaid, and unless the Payee shall otherwise consent in writing, Holdings and the Company will, and will cause each of the Subsidiaries to:

SECTION 3.01. Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises that are material to the business of Holdings and its Subsidiaries as a whole, except as expressly permitted under Section 4.01 and except, in the case of any Subsidiary, where the failure to do so would not result in a Material Adverse Effect.

SECTION 3.02. Business and Properties. Comply in all respects with all applicable laws, rules, regulations and orders of any Governmental Authority (including environmental and safety laws and ERISA), whether now in effect or hereafter enacted except instances that could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of the business of Holdings and its Subsidiaries as a whole and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except where the failure to do so would not result in a Material Adverse Effect.

SECTION 3.03. Insurance. Keep their insurable properties adequately insured at all times by financially sound and reputable insurers (which may include captive insurers), and maintain such other insurance or self insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses.

SECTION 3.04. Litigation and Other Notices. Give the Payee written notice of the following within five Business Days after any executive officer of Holdings or the Company obtains knowledge thereof:

(a) the filing or commencement of any action, suit or proceeding which Holdings or the Company reasonably expects to result in a Material Adverse Effect; and

(b) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

ARTICLE IV

Negative Covenants

Holdings and the Company covenant and agree with the Payee that so long as the Note shall remain in effect or the principal of or interest on the Note or any fees or any other amounts payable hereunder shall be unpaid, unless the Payee shall otherwise consent in writing, Holdings and the Company will not, and will not permit any of the Subsidiaries to:

SECTION 4.01. Consolidations, Mergers, and Sales of Assets. (a) In the case of Holdings and the Company, consolidate or merge with or into any other Person or liquidate, wind up or dissolve (or suffer any liquidation or dissolution) or (b) in the case of Holdings or the Company, sell, or otherwise transfer (in one transaction or a series of transactions), all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, or of the Company and its Subsidiaries, taken as a whole, in each case to any other Person; provided that (1) Holdings may merge or consolidate with another Person if (A) Holdings is the corporation surviving such merger and (B) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing and (2) the Company may merge or consolidate with another Person if (A) the Company is the corporation surviving such merger and (B) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing; provided further that Holdings and the Company may not merge or otherwise combine with each other unless Holdings is the corporation surviving such merger.

SECTION 4.02. Liens. Create, assume or suffer to exist and will not permit any of the Subsidiaries to create, assume or suffer to exist any Lien upon any property, except that the foregoing shall not prevent Holdings or any Subsidiary from creating, assuming or suffering to exist any of the following Liens:

(a) Liens existing on the date hereof;

(b) any Lien existing on property owned or leased by any Person at the time it becomes a Subsidiary, provided that such Lien was not created in anticipation of such Person becoming a Subsidiary;

(c) any Lien existing on property at the time of the acquisition thereof by Holdings or any Subsidiary, provided that such Lien was not created in anticipation of such Person becoming a Subsidiary;

(d) any Lien to secure any Debt incurred prior to, at the time of, or within 12 months after the acquisition of any fixed assets (but not assets constituting a line of business) for the purpose of financing all or any part of the purchase price thereof;

(e) any Lien to secure any Debt incurred prior to, at the time of, or within 12 months after the completion of the construction, alteration, repair or improvement of any property for the purpose of financing all or any part of the cost thereof;

(f) any Lien to secure Debt of a Subsidiary owing to Holdings or to another Subsidiary;

(g) Liens for Taxes, assessments or governmental charges or levies not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Holdings or its Subsidiaries, as the case may be, in conformity with GAAP;

(h) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not more than 60 days delinquent in accordance with their terms or that are being contested in good faith by appropriate proceedings;

(i) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(j) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(k) any interest or title of a lessor under any lease entered into by Holdings or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(l) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by Holdings or any Subsidiary in the ordinary course of business;

(m) customary Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and that are within the general parameters customary in the banking industry;

(n) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (a) through (m) above, so long as the principal amount of the Debt secured thereby does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement (except that, where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and such Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and improvements on such property);

(o) Liens securing any Obligations or Guarantees in respect thereof;

(p) Liens securing obligations arising under the Revolving Credit Facility (including the “Loan Documents” as defined therein) and its Permitted Refinancing so long as all Obligations as well as any Guarantees thereof shall be secured by such Lien equally and ratably with (or prior to) such Debt and for so long as such Debt shall be so secured;

(q) Liens securing obligations under any other Intercompany Note, its Permitted Refinancing or any Guarantees of any of the foregoing (but in the case of the $500,000,000 amended and restated fixed rate note due 2016 between the Payee and the Company or the $500,000,000 amended and restated fixed rate note due 2019 between the Payee and the Company, their Permitted Refinancing or Guarantees of any of the foregoing, attaching only to any “Restricted Property” as defined therein) so long as all Obligations as well as any Guarantees thereof shall be secured by such Lien equally and ratably with (or prior to) such Debt and for so long as such Debt shall be so secured; and

(r) any Lien not permitted by clauses (a) through (q) above securing Debt which, together with the aggregate outstanding principal amount of all other Debt of Holdings and the Subsidiaries owning which would otherwise be subject to the foregoing restrictions and the aggregate Value of Sale and Leaseback Transactions, does not at any time exceed $125,000,000.

SECTION 4.03. Limitation on Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction, or permit any Subsidiary to do so, unless Holdings, the Company or such Subsidiary would be entitled to incur Debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by Liens on the property to be leased (without equally and ratably securing the obligations under the Note) without violating Sections 4.02 or 4.04.

SECTION 4.04. Indebtedness. Permit Subsidiaries of Holdings to create, issue, incur, assume, become liable in respect of or suffer to exist any Debt (other than Permitted Debt) in an aggregate principal amount exceeding $50,000,000 outstanding at any time.

SECTION 4.05. Financial Covenants. (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio to exceed 3.25 to 1.00 on the last day of each fiscal quarter of Holdings.

(b) Consolidated Interest Expense Ratio. Permit the Consolidated Interest Expense Ratio to be less than 3.00 to 1.00 on the last day of each fiscal quarter for any period of four consecutive fiscal quarters.

SECTION 4.06. Transactions with Affiliates. Enter into any material transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate, or permit any Subsidiary to do so, except any such transaction which is (a) not otherwise prohibited under the Note and upon fair and reasonable terms no less favorable to Holdings or the relevant Subsidiary than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, (b) entered into on or prior to the date hereof or contemplated by any agreement entered into prior to the date hereof,

(c) between or among Holdings and/or one or more Subsidiaries exclusively, (d) any Restricted Payment, or (e) any arrangements with officers, directors, representatives or other employees of Holdings or any Subsidiary relating specifically to employment as such.

SECTION 4.07. Restrictive Agreements. (a) Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Holdings or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Note to which it is a party other than (i) the Intercompany Notes or any document or instrument governing their Permitted Refinancing; (ii) restrictions in the Revolving Credit Facility (including the “Loan Document” as defined therein) and its Permitted Refinancing, in each case, as long as such restrictions are no more restrictive than those in effect thereunder on the date of the Note; and (iii) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

(b) Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Holdings to (i) pay dividends or make distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Debt owed to, the Company or any other Subsidiary of Holdings, (ii) make loans or advances to, or other investments in, Holdings or any other Subsidiary of Holdings or (iii) transfer any of its assets to Holdings or any other Subsidiary of Holdings, except for such encumbrances or restrictions existing under or by reason of (A) any restrictions existing under the Intercompany Notes or any document or instrument governing their Permitted Refinancing, (B) any restrictions existing under the Revolving Credit Facility (including the “Loan Documents” as defined therein) and its Permitted Refinancing, in each case, as long as such restrictions are no more restrictive than those in effect thereunder on the date of the Note, (C) applicable law, (D) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, (E) customary restrictions in security agreements, mortgages or capital leases securing Debt to the extent such restrictions only restrict the transfer of the property subject to such security agreement, mortgage or capital lease, and (F) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

SECTION 4.08. Amendment of Separation Agreements, Revolving Credit Facility and its Permitted Refinancing. (a) Amend, supplement, waive or otherwise modify the Revolving Credit Facility, any other Intercompany Notes or any Permitted Refinancing of any of the foregoing in a way that is materially adverse to the Payee.

(b) Amend or otherwise modify, or fail to enforce in a timely way, its rights under the Separation Agreements, if such amendment, modification or failure would or would be reasonably likely to, result in a Material Adverse Affect.

SECTION 4.09. Maintenance of Structural Parity. Permit any Subsidiary of Holdings (other than the Company) to create, incur, assume, become liable in respect of or suffer to exist, as a subsidiary borrower or as a guarantor, any obligations or any indebtedness under the Revolving Credit Facility or its Permitted Refinancing, unless such Subsidiary irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to the Payee, its successors and permitted transferees of the Note the due and punctual payment and performance of the Obligations (whether at stated maturity, by acceleration, by amortization, by optional prepayment or otherwise), on the same terms and conditions as those set forth in Article VI for Holdings’ guarantee.

SECTION 4.10. Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings, the Company or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Company or any Subsidiary (collectively, “Restricted Payments”), if after giving effect thereto there shall be a Default, except that any Subsidiary may make Restricted Payments to Holdings or any Wholly Owned Subsidiary; provided that if there shall not be a Default at the time such dividend is declared, such dividend may be paid within 60 days of declaration notwithstanding that there may be a Default on the date of payment.

ARTICLE V

Events of Default

In case of the occurrence of any of the following events (each an “Event of Default”):

(a) default shall be made in the payment of any principal of the Note when and as the same shall become due and payable, whether at the Maturity Date or at a date fixed for prepayment thereof or by amortization, acceleration thereof or otherwise;

(b) default shall be made in the payment of any interest on the Note or any fee or any other amount (other than an amount referred to in paragraph (a) above) due under the Note, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(c) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 3.04, 4.01, 4.02, 4.03; 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 or 4.10;

(d) default shall be made in the due observance or performance of any covenant, condition or agreement contained herein (other than those specified in (a), (b) or (c) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Payee to Holdings or the Company;

(e) Holdings or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of one or more items of Debt in an aggregate principal amount greater than or equal to $75,000,000, when and as the same shall become due and payable (giving effect to any applicable grace period), or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Debt if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or beneficiary of such Debt (or a trustee or agent on behalf of such holder or beneficiary) to cause, such Debt to become due prior to its stated maturity or, in the case of any such Debt constituting a Guarantee Obligation, to become payable;

(f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings or any Subsidiary, or of a substantial part of the property or assets of Holdings or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Subsidiary or for a substantial part of the property or assets of Holdings or any Subsidiary, or (iii) the winding up or liquidation of Holdings or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(g) Holdings or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (f) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Subsidiary or for a substantial part of the property or assets of Holdings or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(h) one or more judgments for the payment of money in an aggregate amount equal to or greater than $75,000,000 (exclusive of any amount thereof covered by insurance) shall be rendered against Holdings, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed (for this purpose, a judgment shall be effectively stayed during a period when it is not yet due and payable), or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings or any Subsidiary to enforce any such judgment;

(i) (i) a Plan of Holdings or any Subsidiary shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d), (ii) an ERISA Termination Event shall have occurred with respect to Holdings or any Subsidiary or an ERISA Affiliate has incurred or is reasonably likely to incur a liability to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, (iii) Holdings or any Subsidiary or any ERISA Affiliate shall engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the United States Department of Labor, (iv) Holdings or any Subsidiary or any ERISA Affiliate shall fail to pay any required installment or any other payment required to be paid by such entity under Section 412 of the Code on or before the due date for such installment or other payment, or (v) Holdings or any Subsidiary or any ERISA Affiliate shall fail to make any contribution or payment to any Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA) which Holdings or any Subsidiary or any ERISA Affiliate is required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto, and there shall result from any such event or events either a liability or a material risk of incurring a liability to the PBGC or a Plan which will have a Material Adverse Effect;

(j) a Change in Control shall occur; or

(k) the guarantee in Article VI shall cease to be, or shall be asserted by the Company or Holdings not to be, a valid and binding obligation on the part of Holdings;

then, and in every such event (i) (other than an event with respect to the Company described in paragraph (f) or (g) above), at any time thereafter during the continuance of such event, the Payee may, by notice to the Company, declare the Note to be forthwith due and payable in whole or in part, whereupon the principal of the Note so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Company accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein to the contrary notwithstanding, and exercise all other remedies available to it under the Note or otherwise; and (ii) in any event with respect to Holdings or the Company described in paragraph (f) or (g) above, the principal of the Note then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Company, accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein to the contrary notwithstanding. If, at any time before the Maturity Date, the Note shall have been accelerated pursuant to clause (i) of the preceding sentence, and the Payee shall not have obtained a judgment or decree for the payment of amounts due as a result of such acceleration, the Payee that shall have accelerated the Note may rescind and annul such acceleration and its consequences if (x) the Company shall have paid all principal, interest and other amounts due hereunder or under the Note (other than by reason of such acceleration) and (y) all other Events of Default shall have been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right of the Payee or any of them consequent thereon.

ARTICLE VI

Guarantee

SECTION 6.01. Guarantee. Holdings hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to the Payee, its successors and permitted transferees of the Note the due and punctual payment and performance of the Obligations (whether at stated maturity, by acceleration, by amortization, by optional prepayment or otherwise), strictly in accordance with the terms thereof. Holdings further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation. Holdings waives promptness, diligence, presentment to, demand of payment from and protest to the Payee or the Company of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 6.02. Guarantee of Payment; Continuing Guarantee. Holdings further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Payee to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Payee in favor of the Company, any other party, or any other Person. Holdings agrees that its guarantee hereunder is continuing in nature and applies to all Obligations, whether currently existing or hereafter incurred. Holdings’ guarantee hereunder is irrevocable and will remain in full force and effect until the payment in full of the Obligations and all amounts payable hereunder and the termination of all of the agreements relating to the Obligations.

SECTION 6.03. No Limitations. (a) Except for termination of Holdings’ obligations hereunder as expressly provided in Section 6.04, the obligations of Holdings hereunder shall be absolute and unconditional and not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of Holdings hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Payee to assert any claim or demand or to enforce any right or remedy under the provisions of the Note or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of the Note or any other agreement; (iii) any default, failure or delay, willful or otherwise, in the performance of the Obligations; (iv) any change in the corporate existence or structure of the Company; (v) any law, regulation, decree or order of any jurisdiction or any event affecting any term of any Obligation; or (vi) any other act or omission that may or might in any manner or to any extent vary the risk of Holdings or otherwise operate as a discharge of Holdings as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

(b) To the fullest extent permitted by applicable law, Holdings waives any defense based on or arising out of any defense of the Company or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than the indefeasible payment in full in cash of all the Obligations. To the fullest extent permitted by applicable law, Holdings waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Company.

SECTION 6.04. Termination; Reinstatement. The obligations of Holdings under this Article VI shall terminate when all the Obligations have been paid in full. The obligations of Holdings under this Article VI shall continue to be effective or be automatically reinstated, as the case may be, if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Obligations is rescinded or must be otherwise restored by the Payee, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Holdings agrees that it will indemnify the Payee on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Payee in connection with such rescission or restoration.

SECTION 6.05. Agreement to Pay. In furtherance of the foregoing and not in limitation of any other right that the Payee has at law or in equity against Holdings by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Holdings hereby promises to and will forthwith pay, or cause to be paid, to the Payee in cash the amount of such unpaid Obligation.

SECTION 6.06. Subrogation. In addition to all such rights of indemnity and subrogation as the Holdings may have under applicable law, the Company agrees that in the event a payment in respect of any Obligation shall be made by Holdings under this Agreement, the Company shall indemnify Holdings for the full amount of such payment and Holdings shall be subrogated to the rights of the Payee to the extent of such payment. All rights of Holdings under this Section and all other rights of Holdings of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated and junior in right of payment to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Company to make the payments required by this Section shall in any respect limit the obligations and liabilities of Holdings with respect to its obligations hereunder, and Holdings shall remain liable for the full amount of the obligations of Holdings hereunder.

SECTION 6.07. Information. Holdings (a) assumes all responsibility for being and keeping itself informed of the Company’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Holdings assumes and incurs hereunder, and (b) agrees that the Payee will have no duty to advise Holdings of information known to it regarding such circumstances or risks.

SECTION 6.08. Remedies. Holdings agrees that the obligations of the Company under the Note may be declared to be forthwith due and payable as provided in Article V hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in Article V hereof) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by Holdings, in its capacity as a guarantor, for purposes of such Section 6.01.

SECTION 6.09. Maximum Liability. Anything herein to the contrary notwithstanding, the maximum liability of Holdings in its capacity as a guarantor under this Article VI shall in no event exceed the amount which can be guaranteed by Holdings under applicable federal and state laws relating to the insolvency of debtors. Holdings agrees that the Obligations may at any time and from time to time exceed the amount of the liability of Holdings hereunder without impairing the guarantee contained in this Article VI or affecting the rights and remedies of the Payee hereunder.